Exhibit 99.T3A.8

Date and Time: June 16, 2014 03:29 PM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 16, 2014 03:21 PM Pacific Time

Incorporation Number:   BC1005472

Recognition Date and Time: Incorporated on June 16, 2014 03:21 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ESSAR TECH (CANADA) LIMITED

REGISTERED OFFICE INFORMATION

Mailing Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA	Delivery Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA	Delivery Address: SUITE 1700, PARK PLACE 666 BURRARD STREET VANCOUVER BC V6C 2X8 CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Iyer, Ganesan V.

Mailing Address:	Delivery Address:
ESSAR HOUSE	ESSAR HOUSE
10 FRERE FELIX DE VALOIS STREET PORT LOUIS	10 FRERE FELIX DE VALOIS STREET PORT LOUIS
MAURITIUS	MAURITIUS

Last Name, First Name, Middle Name:
Baid, Sushil Kumar

Mailing Address:	Delivery Address:
ESSAR HOUSE	ESSAR HOUSE
10 FRERE FELIX DE VALOIS STREET PORT LOUIS	10 FRERE FELIX DE VALOIS STREET PORT LOUIS
MAURITIUS	MAURITIUS

AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

Without Special Rights or Restrictions attached